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                                                                   EXHIBIT 10.41
                           NORCAL WASTE SYSTEMS, INC.
                             STOCK OPTION AGREEMENT


            This Stock Option Agreement (this "Agreement") is entered into as of January 12, 1996 between Norcal Waste Systems, Inc., a California corporation (the "Company"), and John B. Molinari ("Optionee"). The parties agree as follows:

            1. Grant of Option.

                  (a) Pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Plan"), the Company has granted Optionee a nonqualified stock option (the "Option") to purchase 35,000 shares of the Company's common stock at an exercise price of $4.89 per share.

                  (b) As long as Optionee continues to serve as a director of the Company, (i) this Option will vest in three annual increments of 11,667 shares, 11,667 shares and 11,666 shares, respectively, on the first, second and third anniversaries of the date of this Agreement, so that this Option will be fully vested on January 12, 1999, and (ii) this Option will have a term of seven years from the date of this Agreement.

            2. Other Terms. The other terms of this Option will be the same as those provided for in the Plan, a copy of which is attached to this Agreement. Optionee has read the Plan and agrees to be bound by its terms.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NORCAL WASTE SYSTEMS, INC.



By:/s/ Michael J. Sangiacomo              /s/ John B. Molinari
   ____________________________           ____________________________
   Michael J. Sangiacomo                  JOHN B. MOLINARI
   President and CEO


Attachment: (1)  Spousal Consent
            (2)  1996 Non-Employee Director Stock Option Plan
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                                 SPOUSAL CONSENT


            I am the wife of John B. Molinari, the Optionee referred to in the attached Stock Option Agreement (the "Agreement"). I have had an opportunity to read the Agreement and the 1996 Non-Employee Director Stock Option Plan (the "Plan") of Norcal Waste Systems, Inc. I am aware that the Optionee agrees to sell all of his Shares, including any community interest I may have in the Shares, on the occurrence of certain events. I hereby consent to the Agreement, the Plan and the possible sale of the Shares, and agree to cooperate in enabling my spouse to meet all obligations set forth in the Agreement and the Plan.




Dated:_________, 1996               /s/ Helen Molinari
                                    ____________________________________
                                    HELEN MOLINARI